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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 23, 1998 on the Eagle Research Corporation financial statements included in this Form 8-K/A into Marcum Natural Gas Services, Inc.'s previously filed Registration Statements File Nos. 33-54398, 33-78348, 333-07515, 333-43547 and 333-56697. It should be noted that we have not audited any financial statements of Eagle Research Corporation subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


/s/ ARTHUR ANDERSON LLP

Philadelphia, Pennsylvania
July 15, 1998